UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2020

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-185336	26-3455189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2909 Hillcroft, Suite 420, Houston, Texas		77057
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 467-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company x

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. x

Item 8.01 Other Events.

Hartman Short Term Income Properties XX, Inc. (the “Company”) has determined to rely upon Release No. 34-88465 / March 25, 2020, Order Under Section 36 of the Securities and Exchange Act of 1934 modifying exemptions from the reporting and proxy delivery requirements for Public Companies (the “Order”) with respect to the filing of its Quarterly Report on Form 10-Q for the period ended March 31, 2020 (the “Form 10-Q").

The Company represents that it is entitled to rely upon the relief granted by the Order and with respect to the conditions set forth therein represents:

a.The Company is unable to meet the filing deadline for Form 10-Q due to circumstances related to COVID-19;

b.The Company is filing this Current Report on Form 8-K and represents:

1.The Company is relying upon the Order;

2.The effect of the circumstances of the COVID-19 with respect to its communications and or dealing with the Company’s financial reporting staff, the Company’s independent registered accounting firm and the Company’s audit committee have resulted in the inability of the Company to file Form 10-Q on May 15, 2020, the prescribed due date for such filing;

3.The estimated date for filing of Form 10-Q is on or before June 15, 2020;

4.The Company will report the following risk factor in its Form 10-Q filing:

Health concerns arising from the outbreak of a health epidemic or pandemic, including the COVID-19 coronavirus, may have an adverse effect on our business.

Our business could be materially and adversely affected by the outbreak of a health epidemic or pandemic, including the coronavirus, particularly to the extent and degree to which the outbreak affects the U.S., state and local economies. Our revenues consist primarily of rental income and other tenant reimbursements derived from tenants of our commercial real estate properties. The effects of the COVID-19 coronavirus and other adverse public health developments could materially affect the financial viability of our tenants and their ability to pay rent. While it is premature to accurately predict the ultimate impact of these developments, our results for the quarter ending March 31, 2020 have not been significantly impacted, however, we do expect to be impacted with potentially continuing and possibly adverse impacts beyond March 31, 2020.

Our operations could be disrupted if any of our employees, employees of our vendors and business partners or employees of our tenants were to contract or be suspected of having any strain of flu or a coronavirus, since this could require us or vendors and business partners and tenants to quarantine some or all of any effected employees and or disinfect affected workspaces. We could also be adversely affected if government authorities impose mandatory closures, seek voluntary closures or impose restrictions on the operations of our business and the operations of our tenants’ businesses. Even if such measures are not implemented and a virus or other disease does not spread significantly, the perceived risk of infection or public health risk may adversely affect the business and operating results of our tenants and by extension affect our business and operating and results.

5. The inability of any person other that the Company is not applicable at this time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
(Registrant)
Date: May 14, 2020	By:	/s/ Louis T. Fox, III
Chief Financial Officer